UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

3DIcon Corporation

(Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333-143761 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

7507 S. Sandusky Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 492-5082

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a Subscription Agreement dated October 12, 2007, 3DIcon (the “Company”) sold 1,188,959 of its restricted shares of the Company’s common stock, $0.0002 par value (the “Common Stock”), at a per share price equal to 75% of the average of the Average Closing Price during the five (5) days prior to the Signing Date ($0.31 per share) and warrants to purchase 594,482 shares of its common stock at a price of $.40 per share from October 12, 2007 through October 11, 2008, and .50 per shares from October 12, 2008 though October 11, 2009 (the “Warrants”) to 2 accredited individuals. The Warrants terminate on October 11, 2009. The Company received gross proceed of $280,000 from the sale of the aforementioned securities.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of the above-referenced securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Shell Company Transactions

Not Applicable

(d) Exhibits

4.1	- Form of Class A Common Stock Purchase Warrant
10.1	- Subscription Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D Icon Corporation (Registrant)

Date: October 18, 2007	By:	/s/ Vivek Bhaman
Name: Vivek Bhaman Position: President & Chief Operating Officer

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EXHIBIT INDEX

4.1	- Form of Class A Common Stock Purchase Warrant

10.1	- Subscription Agreement

3